EXHIBIT 99.3

Summary of Terms of Proposed 2006 Term Loan Facility

REVLON CONSUMER PRODUCTS CORPORATION
$840,000,000 SENIOR SECURED TERM LOAN FACILITY
 SUMMARY OF TERMS AND CONDITIONS

This term sheet is for discussion purposes only and does not constitute a commitment to lend or to syndicate a financing or an agreement to prepare, negotiate, execute or deliver such a commitment.

I.    AMOUNT AND TERMS OF THE TERM LOAN FACILITY.

Borrower:	Revlon Consumer Products Corporation (the ‘‘Company’’).

Sole Lead Arranger and Bookrunner:	Citigroup Global Markets Inc. (in such capacity, the ‘‘Arranger’’).

Administrative Agent:	Citicorp USA, Inc. (‘‘CUSA’’ and, in such capacity, the ‘‘Administrative Agent’’).

Collateral Agent:	CUSA (in such capacity, the ‘‘Collateral Agent’’ and, together with the Administrative Agent, the ‘‘Agents’’).

Syndication Agent:	JPMorgan Chase Bank, N.A.

Documentation Agent:	One or more institutions to be named by the Company in consultation with, and reasonably acceptable to, the Arranger.

Lenders:	A syndicate of banks, financial institutions and other entities arranged by the Arranger and approved by the Company, which approval shall not be unreasonably withheld (collectively, the ‘‘Lenders’’).

Type and Amount Of Facility:	A term loan facility (the ‘‘Term Loan Facility’’), in an aggregate amount of $840,000,000 (the loans thereunder, the ‘‘Term Loans’’).

Amortization:	The Term Loans shall be repayable in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount, commencing on April 15, 2008, with the balance due on the Stated Termination Date.

Availability:	The Term Loans will be made by the Lenders in a single drawing on the Closing Date.

Purpose:	The proceeds of the Term Loans shall be used to refinance the term loans under the Company’s Credit Agreement, dated as of July 9, 2004, as amended (the ‘‘Existing Credit Agreement’’), to pay costs and expenses in connection therewith and for general corporate purposes of the Company and its subsidiaries.

Maturity:	January 15, 2012 (the ‘‘Stated Termination Date’’).

Term Facility Increase:	The Company shall have the right to request one or more additional tranches of term loans in an aggregate principal amount for all such additional tranches not to exceed $200,000,000 (each, a ‘‘Term Facility Increase’’), without the consent of any Lender, subject to pro forma compliance with the senior secured leverage ratio covenant described under ‘‘Financial Covenant’’ and such other conditions to be agreed. Each Term Facility Increase shall permit, without the consent of any Lender, (i) the interest rates applicable to any loans thereunder to be greater than the Applicable Margin under the Term Loan Facility by up to 0.50% and (ii) the maturity date of the loans thereunder to be the same as the Stated Termination Date or later than the Stated Termination Date by up to six months. Each Term Facility Increase shall include other provisions consistent with the Term Loan Facility.

II.    CERTAIN PAYMENT PROVISIONS.

Fees and Interest Rate:	As set forth on Annex A.

Optional Prepayments:	Term Loans may be prepaid by the Company, upon payment of any Prepayment Fee (as defined below) owing at the time of such prepayment, but otherwise without premium or penalty, in minimum amounts of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Optional prepayments of the Term Loans shall be applied to the installments thereof in the direct order of maturity and may not be reborrowed. Any prepayment of the Term Loans in whole upon the refinancing thereof (whether with proceeds of equity or indebtedness) shall be deemed to be an optional prepayment.

Mandatory Prepayments:	The following amounts shall be applied to prepay the Term Loans (together with any Prepayment Fee, if applicable) as set forth below:

(a)	100% of the net proceeds of any sale, lease or other disposition (including as a result of casualty or condemnation) by the Company or any of its subsidiaries of any assets constituting Term Loan Collateral, subject to customary exceptions and baskets to be mutually agreed;

(b)	100% of the net proceeds of any indebtedness for borrowed money incurred after the Closing Date by the Parent, the Company or any of the subsidiaries of the Company, subject to customary exceptions and baskets to be mutually agreed; and

(c)	50% (subject to stepdowns to be agreed) of annual excess cash flow (to be defined in the Operative Documents).

Each such prepayment of the Term Loans shall be applied to the installments thereof in the direct order of maturity and may thereafter not be reborrowed.

III.    GUARANTEES AND COLLATERAL.

The obligations of the Company in respect of the Term Loan Facility will benefit from guarantees from each of (i) the Parent and (ii) each domestic subsidiary of the Company and its domestic subsidiaries (other than certain non-material excluded subsidiaries) (collectively, the ‘‘Guarantors’’ and, together with the Company, the ‘‘Loan Parties’’).

The obligations of each Loan Party in respect of the Term Loan Facility shall be secured by a perfected security interest in (i) substantially all of the tangible and intangible assets of the Company and its domestic subsidiaries (including, without limitation, accounts, inventory, equipment, intellectual property and other general intangibles, material owned real property, deposit accounts, instruments, chattel paper and investment property, including all of the capital stock of the direct and indirect domestic subsidiaries and 66% of the voting capital stock and 100% of all non-voting stock of direct foreign subsidiaries of the Company or any Guarantor, but excluding 34% of the voting capital stock of such foreign subsidiaries, leased real property and certain other non-material assets to be agreed) and (ii) all of the capital stock of the Company (collectively, the ‘‘Collateral’’).

Such security interests will have the following priority:

(a)	first priority, if such security interests attach to Collateral consisting of (i) trademarks, trade names, patents, licenses with respect thereto and goodwill associated therewith, (ii) capital stock of the Company and its subsidiaries and (iii) any other Collateral other than assets constituting Revolving Facility Collateral (as defined below) (collectively, the ‘‘Term Loan Collateral’’); and

(b)	second priority (junior only to the security interests securing obligations in respect of the Company’s $160,000,000 Senior Secured Revolving Credit Facility (the ‘‘Revolving Credit Facility’’)), if such security interests attach to Collateral consisting of (i) accounts, inventory, equipment, chattel paper, documents, instruments, deposit accounts, real estate and investment property (excluding any capital stock of the Company or any of its subsidiaries), (ii) any general intangibles (other than trademarks, trade names, patents, licenses with respect thereto and goodwill associated therewith), supporting obligations and proceeds, in each case relating to any of the Collateral identified in clause (i) above and (iii) any real property (the ‘‘Revolving Facility Collateral’’).

The lenders under the Revolving Credit Facility will have a second priority security interest in the Term Loan Collateral. Such security interests having second priority shall be subordinated through an intercreditor agreement satisfactory to the Administrative Agent and the administrative agent under the Revolving Credit Facility (the ‘‘Revolving Facility Administrative Agent’’). Such intercreditor agreement will also provide that each Lender and each lender under the Revolving Credit Facility (the ‘‘Revolving Facility Lenders’’) share ratably with the other Lenders or Revolving Facility Lenders, as the case may be, any amounts received by it in respect of any collateral security provided in its favor.

Provisions will be made to permit the Company to secure Eligible Obligations (as defined below) of the Company and its subsidiaries with local assets (other than intellectual property) and/or to designate such Eligible Obligations to share in some or all of the Collateral, on a pari passu basis with the Term Loan Facility or the Revolving Credit Facility, as designated by the Company to the Administrative Agent and the Revolving Facility Administrative Agent.

‘‘Eligible Obligations’’ shall mean (i) working capital indebtedness in an aggregate principal amount outstanding not to exceed $30,000,000 at any time, and any refinancing or replacement of any such working capital indebtedness (including any such working capital indebtedness owing to Citigroup or any of its affiliates and guaranteed by the Company), (ii) foreign exchange obligations and interest rate hedging obligations set forth on a schedule and outstanding on the Closing Date, (iii) foreign exchange obligations and interest rate hedging obligations provided by Lenders or Revolving Facility Lenders, any affiliate of a Lender or Revolving Facility Lender or any other entity reasonably acceptable to the Administrative Agent or the Revolving Facility Administrative Agent, as applicable, after the Closing Date, in each case to the extent such obligations are permitted under the Operative Documents and the operative documents for the Revolving Credit Facility, and (iv) overdrafts and related liabilities owing to any Lenders or Revolving Facility Lenders, any affiliate of a Lender or Revolving Facility Lender or any other entity reasonably acceptable to the Administrative Agent or the Revolving Facility Administrative Agent, as applicable, arising from treasury, depository and cash management services and in connection with Automated Clearinghouse transfers of funds.

IV.    CERTAIN CONDITIONS.

Initial Conditions:	The availability of the Term Loan Facility shall be conditioned upon satisfaction of, among other things, the following conditions precedent (the date upon which all such conditions shall be satisfied, the ‘‘Closing Date’’):

(a)	Each Loan Party shall have executed and delivered satisfactory definitive financing documentation with respect to the Term Loan Facility (the ‘‘Operative Documents’’).

(b)	The Administrative Agent shall have received reasonably satisfactory evidence that (i) the term loans under the Existing Credit Agreement shall concurrently be repaid in full, and the Existing Credit Agreement shall have been amended on terms reasonably satisfactory to the Administrative Agent to permit the transactions contemplated hereby and (ii) the Parent shall have commenced an equity offering of its Class A Common Stock with gross cash proceeds of at least $100,000,000, such as mailing a prospectus supplement if such equity issuance is conducted pursuant to a rights offering.

(c)	The Lenders, the Agents and the Arranger shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

(d)	All governmental and third party approvals necessary or advisable in connection with the financing contemplated hereby shall have been obtained and be in full force and effect.

(e)	The Company shall have delivered (i) audited consolidated financial statements of the Company for the three most recent fiscal years ended prior to the Closing Date as to which such financial statements are available, (ii) unaudited interim consolidated financial statements of the Company for the most recent quarterly period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available and (iii) the Company’s five year business plan, which shall include a financial forecast on a quarterly basis for the first twelve months after the Closing Date and on an annual basis thereafter, prepared by the Company’s management.

(f)	The Administrative Agent shall have received the results of a recent Uniform Commercial Code lien search in each relevant jurisdiction with respect to the Company and each Guarantor, and such search shall reveal no liens on any of the assets of the Company or such Guarantor except for liens permitted by the Operative Documents or liens to be discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(g)	The Collateral Agent shall have a valid and perfected lien on and security interest in the Collateral, having the priorities referred to above under ‘‘Guarantees and Collateral’’, and all filings and recordations necessary or desirable in connection with such liens and security interests shall have been duly made, with such exceptions acceptable to the Administrative Agent.

(h)	The Administrative Agent shall have received a reasonably satisfactory solvency certificate from the principal financial officer of the Company that shall document the solvency of the Company and its subsidiaries, taken as a whole, after giving effect to the transactions contemplated hereby.

(i)	The Administrative Agent shall have received legal opinions from (i) counsel to the Company and its subsidiaries and (ii) such special and local counsel as may be reasonably requested by the Administrative Agent, and such other documents and certificates as are customary for transactions of this type.

(j)	The Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable ‘‘know your customer’’ and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(k)	The Administrative Agent shall have received ratings of the Term Loan Facility from Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc.

(l)	The accuracy of all representations and warranties in the Operative Documents in all material respects (except for those relating to a particular date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

(m)	There being no default or event of default in existence at the time of, or after giving effect to the making of, the Term Loans.

V.    CERTAIN REPRESENTATIONS AND WARRANTIES.

Representations and Warranties:	The Operative Documents shall contain representations and warranties customary for financings of this type, including without limitation, those described below (which shall be subject to exceptions and materiality qualifications to be mutually agreed upon):

Financial statements (including pro forma financial statements); absence of undisclosed liabilities; no material adverse change; corporate existence; compliance with law; corporate power and authority; enforceability of Operative

Documents; no conflict with law or contractual obligations; no material litigation; no default; ownership of property (including without limitation, location and ownership of material assets); liens; intellectual property; no burdensome restrictions; taxes; Federal Reserve regulations; ERISA; Investment Company Act and PUHCA; subsidiaries (including without limitation, subsidiary organization and structure); environmental matters; solvency; labor matters; accuracy of disclosure; creation and perfection of security interests; the Term Loan Facility as ‘‘Senior Debt’’ under the indenture for the 8-5/8% Senior Subordinated Notes due 2008 issued by the Company (the ‘‘8-5/8% Senior Subordinated Notes’’); Regulation H; affiliate obligations and indebtedness; and insurance.

VI.    CERTAIN COVENANTS AND EVENTS OF DEFAULT.

The Operative Documents will include affirmative and negative covenants and events of default applicable to the Company and its subsidiaries which are customary for financings of this type, including without limitation, those described below and others to be mutually agreed upon (subject, in each case, to exceptions and baskets to be mutually agreed upon):

Affirmative Covenants:	Delivery of financial statements, reports, financial models, projections, officers’ certificates and other information reasonably requested by the Lenders; payment of other obligations; continuation of business and maintenance of existence and material rights and privileges; compliance with laws and material contractual obligations; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; notices of defaults, litigation and other material events; maintenance of independent corporate identity; compliance with environmental laws; and agreement to grant security interests in after-acquired property and to provide guarantees from after-acquired subsidiaries.

Negative Covenants:	Limitations on: indebtedness (including guarantee obligations); liens (including, without limitation, liens on international registrations of intellectual property); mergers, consolidations, liquidations and dissolutions; sales and transfers of assets; capital leases; dividends and other restricted payments (including, without limitation, prepayments of certain affiliate subordinated indebtedness, and subject to exceptions and baskets to be mutually agreed upon); investments, loans and advances (with permitted acquisitions to be agreed upon); optional payments of certain subordinated and other debt instruments; modifications of certain subordinated and other debt instruments; transactions with affiliates; hazardous materials; accounting changes; negative pledge clauses; restrictions on subsidiary distributions; amendment of certain material contractual obligations; interest rate swaps, currency swaps and other debt equivalents; and other designated obligations.

Financial Covenant:	The Operative Documents will contain a maximum senior secured leverage ratio covenant, to be measured on a rolling four quarter basis commencing with the fiscal quarter ending December 31, 2006 and initially set at 5.5:1, with a step-down to be agreed upon.

The Company will have the right to cure financial covenant defaults (the ‘‘Cure Right’’) through the issuance of additional cure securities (to be defined) to the Parent or other equity capital contributions by the Parent to the Company, which amount will be added to EBITDA upon their contribution to the Company, subject to conditions to be agreed; provided, however, that the Company may not exercise the Cure Right more than 2 times in any 4 fiscal quarter period.

Events of Default:	Nonpayment of principal when due; nonpayment of interest, fees or other amounts after a grace period to be agreed upon; material inaccuracy of representations and warranties; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon); cross-default by the Parent or any of its subsidiaries; bankruptcy; certain ERISA events; material judgments; actual or asserted invalidity of any guarantee or security document or security interest; matters relating to subordinated indebtedness; additional subsidiaries of the Parent; operations of the Parent; and subordination of 8-5/8% Senior Subordinated Notes.

The Operative Documents also shall contain defaults with respect to:

(a)	failure to receive capital contributions (‘‘Equity Offering Contributions’’) in an amount equal to 100% of the net cash proceeds of any offering and sale by the Parent of any of its equity securities or any of the equity securities owned by it in the Company (excluding any proceeds used by it to repurchase, repay, defease or redeem indebtedness of the Company); and

(b)	change of control such that (i) the Parent shall cease to beneficially own 100% of the capital stock of the Company, (ii) in the event that (A) Ronald O. Perelman (or his estate, heirs, executors, administrator or other personal representative) and his or their controlled affiliates shall cease to ‘‘control’’ the Company and (B) any other person (or group of persons) owns more than 35% of the voting power of the Parent, or (iii) during any period of two consecutive years, a majority of the directors of the

Company at the start of such period (or other directors nominated by at least 66-2/3% of such continuing directors) shall cease to be directors of the Company.

VII.    CERTAIN OTHER TERMS.

Assignments and Participations:	The Lenders shall be permitted to assign and sell participations in their Term Loans, subject in the case of assignments to the consent of the Administrative Agent (except for assignments to a Lender or an affiliate of a Lender) and the Company (except for assignments to existing Lenders and Lender affiliates and assignments during the existence of any Event of Default), which consent in each case shall not be unreasonably withheld. In the case of partial assignments (other than to another Lender or to an affiliate of a Lender), the minimum assignment amount shall be $1,000,000, unless otherwise agreed by the Company and the Administrative Agent. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions. Voting rights of participants shall be limited to certain matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under ‘‘Voting’’ below. Pledges of Term Loans in accordance with applicable law shall be permitted without restriction.

Voting:	Amendments and waivers with respect to the Operative Documents shall require the approval of Lenders holding more than 50% of the Term Loans then outstanding (the ‘‘Required Lenders’’), except for provisions customarily requiring approval by affected Lenders.

If any of the matters requiring approval by affected Lenders is consented to by the Required Lenders, the Company shall have the right to substitute any non-consenting Lender by having its Term Loans assigned, with any Prepayment Fee applicable to optional prepayments, to one or more other Lenders.

Yield Protection:	The Operative Documents shall contain customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Lenders for ‘‘breakage costs’’ incurred in connection with, among other things, any prepayment of a Eurodollar Loan (as defined in Annex A) on a day other than the last day of an interest period with respect thereto.

Expenses and Indemnification:	The Company shall pay (a) all reasonable out-of-pocket costs and expenses of the Agents and the Arranger associated with the syndication of the Term Loan Facility and the preparation, execution, delivery and administration of the Operative Documents and any amendment or waiver with respect thereto (including the reasonable and documented fees, disbursements and other charges of a single primary counsel to the Agents and the Arranger and any special counsel and local counsel to the Agents and the Arranger) and (b) all reasonable costs and expenses (including the reasonable fees, disbursements and other charges of counsel) of the Agents and each of the Lenders in connection with the enforcement of the Operative Documents.

The Agents, the Arranger and the Lenders (and their affiliates and their respective officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any losses, claims, damages, liabilities or expenses incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent they are found by a final, non-appealable judgment of a court to arise from the gross negligence or willful misconduct of the indemnified party.

Governing Law and Forum:	State of New York.

Counsel to the Administrative Agent and the Arranger:	Weil, Gotshal & Manges LLP.

Annex A

INTEREST AND CERTAIN FEES

Interest Rate Options:	The Company may elect that the Term Loans comprising each borrowing bear interest at a rate per annum equal to (i) the ABR plus the Applicable Margin or (ii) the Eurodollar Rate plus the Applicable Margin.

As used herein:

‘‘ABR’’ means the higher of (i) the rate of interest publicly announced by Citibank, N.A. as its prime rate in effect at its principal office in New York City (the ‘‘Prime Rate’’) and (ii) the federal funds effective rate from time to time plus 0.5%.

‘‘Applicable Margin’’ means (i) 2.50% in the case of ABR Loans and (ii) 3.50% in the case of Eurodollar Loans.

‘‘Eurodollar Rate’’ means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one, two, three, six, or, if available to all applicable Lenders, nine or twelve months (as selected by the Company) appearing on Page 3750 of the Telerate screen.

Interest Payment Dates:	In the case of Term Loans bearing interest based upon the ABR (‘‘ABR Loans’’), quarterly in arrears.

In the case of Term Loans bearing interest based upon the Eurodollar Rate (‘‘Eurodollar Loans’’), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on the last day of each fiscal quarter during such interest period.

Default Rate:	During the continuance of any payment or bankruptcy event of default (as defined in the Operative Documents), Term Loans will bear interest at an additional 2% per annum.

Rate and Fee Basis:	All per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate) for actual days elapsed.

Prepayment Fee:	All optional prepayments of the Term Loans, and all mandatory prepayments of the Term Loans (except mandatory prepayments required by clause (c) under ‘‘Mandatory Prepayments’’ above), shall be accompanied by a prepayment fee equal to (a) if such prepayment is made on or prior to the first anniversary of the Closing Date, 3% of the amount of the principal prepaid, (b) if such prepayment is made after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, 2% of the amount of the principal prepaid, and (c) if such prepayment is made after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, 1% of the amount of the principal prepaid (each a ‘‘Prepayment Fee’’).